Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(1,285,650)
Unrealized Gain (Loss) on Market Value of Futures	1,231,090
Dividend Income	318
Interest Income	515
ETF Transaction Fees	2,100
Total Income (Loss)	$(51,627)

Expenses
General Partner Management Fees	$22,836
Brokerage Commissions	2,482
NYMEX License Fee	457
Non-interested Directors' Fees and Expenses	336
Prepaid Insurance Expense	164
Other Expenses	8,541
Total Expenses	34,816
Expense Waiver	(3,974)
Net Expenses	$30,842
Net Income (Loss)	$(82,469)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$30,278,686
Additions (350,000 Units)	5,829,557
Net Income (Loss)	(82,469)

Net Asset Value End of Month	$36,025,774
Net Asset Value Per Unit (2,200,000 Units)	$16.38

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502